Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 10, 2022 (the “Closing Date”), IMARA Inc. (the “Company”) completed the previously announced transaction providing for the sale of tovinontrine (IMR-687) and all other assets of the Company related to its PDE9 program (the “Asset Sale”) to Cardurion Pharmaceuticals, Inc. (“Cardurion”) pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) between the Company and Cardurion dated as of September 6, 2022. In addition to $250,000 previously paid by Cardurion to the Company upon execution of a non-binding term sheet, the aggregate purchase price consisted of an upfront cash payment of $34,750,000 upon closing of the Asset Sale, a $10,000,000 potential future payment that may become payable if Cardurion achieves a proof of concept milestone or other specified clinical milestones and a $50,000,000 potential future payment that may become payable if Cardurion achieves specified regulatory and/or commercial milestone events, in each case as described in the Asset Purchase Agreement and subject to the terms of the Asset Purchase Agreement. The Company will not have any further direct involvement in the development and commercialization of the technology that is subject to the Asset Purchase Agreement. Among other customary closing conditions, the Asset Purchase Agreement was contingent upon obtaining stockholder approval of the arrangement, which occurred on November 10, 2022.

The following unaudited pro forma consolidated financial statements are intended to show how the Asset Sale might have affected the historical financial statements of the Company if the Asset Sale had been completed at an earlier time as indicated therein, and such unaudited pro forma consolidated financial statements are derived from, and should be read in conjunction with, the Company’s historical condensed consolidated financial statements and notes thereto, as presented in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2022 filed with the Securities and Exchange Commission (“SEC”) on October 25, 2022 (the “Form 10-Q”) and the Company’s historical financial statements and notes thereto, as presented in the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2021 filed with the SEC on March 15, 2022 (the “Form 10-K”).

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 assumes the transaction had occurred on September 30, 2022. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 give effect to the transaction as if it had occurred as of January 1, 2021.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in the Company’s disclosures as management adjustments. The Company has determined not to disclose such adjustments because it does not believe that presentation of such adjustments would enhance an understanding of the pro forma effects of the Asset Sale.

The accounting adjustments to reflect the Asset Sale in the unaudited pro forma consolidated financial statements include:

•	the sale of the assets related to the PDE9 program (including tovinontrine) pursuant to the Asset Purchase Agreement; and

•	receipt of the cash proceeds that were payable on the Closing Date in connection with the Asset Sale.

The effects of recording certain adjustments associated with contingent consideration contemplated by the Asset Sale have been excluded because of the uncertainty of payments which were not considered probable of occurring at the time of the Closing Date.

The unaudited pro forma consolidated financial statement information is presented for informational purposes only and is based upon estimates by the Company’s management, which are based upon available information and certain assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Asset Sale been consummated as of the periods indicated, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

The unaudited pro forma consolidated balance sheet as of September 30, 2022 and the unaudited pro forma consolidated statements of operations for nine months ended September 30, 2022 and the year ended December 31, 2021 should be read in conjunction with the notes thereto.

Imara Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2022

(in thousands, except share and per share data)

		Transaction Accounting Adjustments
	Historical Imara	Operations of Sold Assets			Pro Forma Adjustments			Pro Forma Imara
	(a)	(b)			(c)
Assets
Current assets:
Cash and cash equivalents	$49,491	$—			$32,750	(e	)	$82,241
Short-term investments	6,813	—			—			6,813
Prepaid expenses and other current assets	2,800	(566)	(d	)	—			2,234

Total current assets	59,104	(566)			32,750			91,288

Total assets	$59,104	$(566)			$32,750			$91,288

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$767	$—			$—			$767
Accrued expenses and other current liabilities	1,051	—			—			1,051

Total current liabilities	1,818	—			—			1,818

Total liabilities	1,818	—			—			1,818
Common stock, $0.001 par value per share; 200,000,000 shares authorized as of September 30, 2022; 26,287,264 shares issued and outstanding as of September 30, 2022	27	—			—			27
Additional paid-in capital	235,457	—			—			235,457
Accumulated other comprehensive loss	(4)	—			—			(4)
Accumulated deficit	(178,194)	(566)			32,750			(146,010)

Total stockholders’ equity	57,286	(566)			32,750			89,470

Total liabilities and stockholders’ equity	$59,104	$(566)			$32,750			$91,288

See accompanying notes to the pro forma consolidated financial statements

Imara Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2022

(in thousands, except share and per share data)

		Transaction Accounting Adjustments
	Historical Imara	Operations of Sold Assets			Pro Forma Adjustments	Pro Forma Imara
	(a)	(b)			(c)
Operating expenses:
Research and development	$18,760	$(17,692)	(d	)	$—	$1,068
General and administrative	12,253	—			—	12,253

Total operating expenses	31,013	(17,692)			—	13,321

Loss from operations	(31,013)	17,692			—	(13,321)
Total other income, net:
Other expense	(114)	—			—	(114)
Interest income	430	—			—	430

Total other income, net	316	—			—	316

Net loss	$(30,697)	$17,692			$—	$(13,005)

Net loss per share attributable to common stockholders, basic and diluted	$(1.17)	$—			$—	$(0.49)

Weighted-average common shares outstanding, basic and diluted	26,287,264	—			—	26,287,264

See accompanying notes to the pro forma consolidated financial statements

Imara Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except share and per share data)

		Transaction Accounting Adjustments
	Historical Imara	Operations of Sold Assets			Pro Forma Adjustments			Pro Forma Imara
	(a)	(b)			(c)
Operating expenses:
Research and development	$38,442	$(36,603)	(d	)	$—			$1,839
General and administrative	13,000	—			—			13,000

Total operating expenses	51,442	(36,603)			—			14,839

Loss from operations	(51,442)	36,603			—			(14,839)
Total other income, net:
Other expense	(175)	—			—			(175)
Interest income	233	—			—			233
Sale of IPR&D asset	—	—			32,750	(e	)	32,750

Total other income, net	58	—			32,750			32,808

Net (loss) income	$(51,384)	$36,603			$32,750			$17,969

common stockholders, basic and diluted	$(2.37)	$—			$32,750			$0.83

Weighted-average common shares outstanding, basic and diluted	21,661,450	—			—			21,661,450

See accompanying notes to the pro forma consolidated financial statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements reflect the following notes and adjustments:

(a)

Reflects the condensed consolidated balance sheet as of September 30, 2022 and condensed consolidated statement of operations for the nine months ended September 30, 2022 in the Form 10-Q and the consolidated statement of operations for the year ended December 31, 2021 in the Form 10-K.

(b)	Reflects the consummation of the Asset Sale in accordance with the terms of the Asset Purchase Agreement.

(c)

Reflects the additional transaction accounting adjustments which show how the Asset Sale might have affected the Company’s historical financial statements if the sale had been completed at an earlier time.

(d)

Adjustments represent the elimination of assets to the Asset Sale and the disposed operations. Note that liabilities are not eliminated as liabilities incurred by the Company prior to the Closing Date are excluded form the transaction and not transferred to Cardurion, per the Asset Purchase Agreement.

(e)

To record the net cash proceeds from the Asset Sale paid on the Closing Date of $34.8 million, less estimated closing costs of $2.0 million that are likely to be incurred as part of the consummation of the Asset Sale.